SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 10, 2008
LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)
Registrant’s telephone number, including area code: (702) 414-1000
NOT APPLICABLE
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit 1.1
Exhibit 1.2
Exhibit 1.3
Exhibit 3.1
Exhibit 10.1
Exhibit 10.2
Exhibit 12.1
Exhibit 99.1
EX-99.2

Item 1.01	Entry Into a Material Definitive Agreement.
     Underwriting Agreement
               On November 10, 2008, Las Vegas Sands Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company sold, in a public offering (the “Public Offering”) 200,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (including 18,181,818 shares issued upon exercise of the Underwriter’s over-allotment option), 5,196,300 shares of its 10% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and warrants to purchase an aggregate of up to approximately 86,605,173 shares of Common Stock at an exercise price of $6.00 per share (the “Warrants”). The Common Stock had a public offering price of $5.50 per share and an underwriting discount of $0.22 per share. Units consisting of one share of Series A Preferred Stock and one warrant to purchase 16.6667 shares of Common Stock had a public offering price of $100 per unit and an underwriting discount of $3.00 per unit. The shares of Series A Preferred Stock and Warrants are immediately separable and were issued separately. Copies of the press release announcing the pricing of the Public Offering and related transactions and the Press Release announcing the closing of the Public Offering and related transactions are attached hereto as Exhibits 99.1 and 99.2, respectively.
               The Company made certain customary representations and warranties concerning the Company in the Underwriting Agreement and agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein in its entirety.
               The Underwriter and its affiliates have, from time to time, performed and may in the future perform investment banking, financial advisory and banking services for the Company for which they received or will receive customary fees and expenses.
     Note Conversion and Securities Purchase Agreement and Amendment to Note Conversion and Securities Purchase Agreement
               On November 10, 2008, the Company entered into the Note Conversion and Securities Purchase Agreement (the “Purchase Agreement”) with Dr. Miriam Adelson, the wife of Sheldon G. Adelson, the Company’s Chairman and Chief Executive Officer and principal stockholder (the “Purchaser”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchaser 5,250,000 shares of Series A Preferred Stock and Warrants to purchase an aggregate of up to 87,500,175 shares of Common Stock at an exercise price of $6.00 per share, on substantially the same terms as those offered in the Public Offering and the purchase closed on November 14, 2008. Dr. Adelson also agreed to convert $475 million aggregate principal amount of the Company’s 6.5% convertible senior notes due 2013 (the “Notes”) into shares of the Common Stock at a conversion price equal to the public offering price of $5.50 per share, upon receipt of all necessary approvals. On November 12, 2008, the Company and Dr. Adelson entered into an Amendment to Note Conversion and Securities Purchase Agreement that provided for the conversion of the Notes concurrently with the closing of the Public Offering. On November 14, 2008, the Company issued 86,363,636 shares of Common Stock to Dr. Adelson upon conversion of the Notes.
               The Warrants issued to Dr. Adelson are not exercisable until all necessary approvals have been obtained (the “Approvals”), including listing of the shares of our Common Stock issuable upon exercise of such Warrants on the New York Stock Exchange and until the stockholder approval of the issuance of shares of the Common Stock upon exercise of such Warrants is effective. Stockholders holding approximately 68.9% of our outstanding common stock have approved by written consent the exercise for the warrants and the issuance of shares of the Common Stock upon exercise of such Warrants (the “Stockholder Action”). The Stockholder Action will not be effective until 20 days after the Company mails to all of its Stockholders an information statement on Schedule 14C under the Securities Exchange Act of 1934 (the “Information Statement”) regarding the Stockholder Action. Pursuant to the Purchase Agreement, the Company has agreed to prepare, file with the Securities and Exchange Commission and mail to its Stockholders the Information Statement. If the Company does not obtain all required Approvals within 120 days of the date of the Purchase Agreement, thereafter and until the Company receives all required Approvals, a fee will accrue at a rate of 2.00% per annum on the aggregate liquidation preference in respect of the Series A Preferred Stock then held directly or beneficially by Dr. Adelson, Mr. Adelson, or any related party of Mr. Adelson's (provided, that in the event that any such holder only holds Warrants (or Common Stock for which the Warrants have been exercised) at the time of such default, the applicable fee shall be determined as described above as though such holder then holds such amount of Series A Preferred Stock as was originally issued to Dr. Adelson in proportion to the amount of Warrants (or the amount of Warrants the exercise of which yielded the Common Stock) then actually held by such holder.
               The Purchase Agreement contains customary representations, warranties and covenants for investments of this type. In addition, the Company agreed to reimburse the Purchaser for certain expenses, including, among others, those incurred in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. Finally, Mr. Adelson, Dr. Adelson and certain entities related thereto have waived their preemptive rights in connection with the offerings of the Series A Cumulative Perpetual Preferred Stock Warrants and Common Stock described herein.
               Copies of the Purchase Agreement and the Amendment to Note Purchase and Conversion Agreement are attached hereto as Exhibits 1.2 and 1.3 and are incorporated herein in their entirety.
     Warrant Agreement
               On November 14, 2008, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with U.S. Bank National Association (the “Warrant Agent”) providing for the terms and conditions of the Warrants. The Warrant Agreement provides that each Warrant may be exercised for 16.6667 shares of Common Stock at an exercise price of $6.00 per share. The number of shares of Common Stock at the exercise price is subject to adjustment in certain events, including (a) the payment by the Company of dividends (and other distributions) on its Common Stock payable in Common Stock, (b) subdivisions, combinations and reclassifications of Common Stock or capital reorganizations of the Company, (c) the issuance of Common Stock, or rights or warrants or other securities exercisable or convertible into or exchangeable for Common Stock, to all holders of the Company’s Common Stock without consideration or at a consideration per share (or having a conversion price per share) that is less than 95% of the current market price per share (as defined in the Warrant Agreement) of Common Stock, (d) in the event of any pro rata repurchase of Common Stock by the Company or any of its affiliates, (e) certain mergers, consolidations and stock and asset dispositions and (f) distributions on Common Stock of assets (including cash), debt securities, preferred stock or any warrants or other rights to purchase any such securities (excluding those warrants and other rights referred to in clause (c) above). The exercise price may be paid in cash, shares of Series A Preferred Stock or through a net share exercise option.
               The Warrant Agreement also provides that the Warrants are not exercisable if the Warrant holder would become the holder of 5.0% or more of the Company’s outstanding Common Stock unless such Warrant holder (i) is an affiliate of Dr.  Adelson exercising under specified circumstances, (ii) is an institutional investor under the gaming regulations of the State of Pennsylvania or (iii) has complied with any license requirements, or obtained a waiver from the licensing requirements, under the State of Pennsylvania. If any gaming authority requires that a holder or beneficial owner of the Warrants must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company or any of its subsidiaries under any applicable gaming laws, and the holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the gaming authority (or within such period that may be required by such gaming authority) or if such holder or beneficial owner is denied such license or qualification or found not to be suitable, the Company shall have the right, at its option, (1) to require such holder or beneficial owner to dispose of such holder’s or beneficial owner’s securities within 30 days of receipt of such finding by the applicable gaming authority (or such time as may be required by the applicable gaming authority) or (2) to call for the redemption of the securities of such holder or beneficial owner at a redemption price equal to (i) the lesser of (a) the price at which such holder or beneficial owner acquired the securities or (b) the fair market value of the securities as determined in good faith by the board of directors of the Company, together with, in each case, accrued and unpaid dividends to the earlier of the date of redemption or such earlier date as may be required by the gaming authority or the date of the finding of unsuitability by such gaming authority if so ordered by such gaming authority or (ii) such other price as may be ordered by the gaming authority. A copy of the Warrant Agreement is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety.

     Second Amended and Restated Registration Rights Agreement
               On November 14, 2008, in connection with the Purchase Agreement and Amendment, the Company entered into a Second Amended and Restated Registration Rights Agreement with Dr. Adelson and certain other stockholders party thereto (the “Second Amended and Restated Registration Rights Agreement”). Pursuant to the Second Amended and Restated Registration Rights Agreement, the Purchaser will be granted the same registration rights with respect to the Series A Preferred Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants and conversion of the Notes as the registration rights previously granted under the agreement (such stockholders, together with the Purchaser, the “Adelson Holders”).
               Under the Second Amended and Restated Registration Rights Agreement, subject to certain conditions, the Adelson Holders have demand and Form S-3 registration rights with respect to sales of the Series A Preferred Stock and Warrants, as well as with respect to Common Stock (collectively, the “Registrable Securities”). The Adelson Holders and the other parties to the Second Amended and Restated Registration Rights Agreement also have certain piggyback registration rights with respect to sales of Common Stock. In addition to the grant of registration rights, if the Company fails to comply with its obligations to file a registration statement in respect of the Registrable Securities within 90 days of a registration request by the Adelson Holders, fails to cause such registration statement to be declared effective by the Securities and Exchange Commission within 120 days of a registration request, or such a registration statement ceases to be effective or otherwise usable for a specified period of time (each, a “Registration Default”), then the Company will pay liquidated damages to the Adelson Holders holding the Registrable Securities equal to (i) one-half of one percent (50 basis points) per annum on the aggregate liquidation preference in respect of the Series A Preferred Stock constituting Transfer Restricted Securities (as defined in the Second Amended and Restated Registration Rights Agreement) then held directly or beneficially by the Adelson Holder for the period up to and including the 90th day during which such Registration Default has occurred and is continuing; and (ii) one percent (100 basis points) per annum on the liquidation preference with respect to the Series A Preferred Stock constituting Transfer Restricted Securities then held directly or beneficially by the Adelson Holder for the period including and subsequent to the 91st day during which such Registration Default has occurred and is continuing; provided, however, that in the event that any such holder only holds Warrants (or Common Stock for which the Warrants have been exercised) at the time of such Registration Default, liquidated damages shall be determined in accordance with the foregoing clauses (i) or (ii), as the case may be, as though such holder then holds such amount of Series A Preferred Stock constituting Transfer Restricted Securities as was issued pursuant to the Purchase Agreement in proportion to the amount of Warrants (or the amount of Warrants the exercise of which yielded the Common Stock) then actually held by such holder.

Item 3.02.	Unregistered Sales of Equity Securities.
               As more fully described in Section 1.01 of this Current Report on Form 8-K, on November 14, 2008, the Purchaser converted the Convertible Notes into

86,363,636 shares of Common Stock at a conversion price of $5.50. The Company relied on the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended.
Item 3.03 Material Modification to Rights of Security Holders.
               The Company’s articles of incorporation authorizes the issuance of 50,000,000 preferred shares, par value $0.001 per share. On November 13, 2008, the Company filed a Certificate of Designations of 10% Cumulative Perpetual Preferred Stock, Series A (the “Certificate of Designations”) providing for a single series of the Series A Preferred Stock, consisting of 10,446,300 shares with dividends payable quarterly in arrears in cash at a rate of 10% per annum on each February 15, May 15, August 15 and November 15, beginning February 15, 2009.
               The Certificate of Designations provides that the Series A Preferred Stock will rank as to payment of dividends and distributions of assets upon dissolution, liquidation or winding up (a) junior to all of the Company’s and its subsidiaries’ existing and future debt obligations, (b) junior to any class or series of the Company’s capital stock, the terms of which provide that such class or series will rank senior to the Series A Preferred Stock, (c) senior to the Common Stock and any other class or series of the Company’s capital stock, the terms of which provide that such class or series will rank junior to the Series A Preferred Stock either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively) and (d) on parity with any other class or series of the Company’s capital stock, the terms of which provide that such class or series will rank equally with Series A Preferred Stock both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.
               In the event of a voluntary or involuntary liquidation, dissolution or winding up, subject to the rights of holders of any shares of the capital stock then outstanding ranking senior to or pari passu with the Series A Preferred Stock in respect of distributions upon the Company’s liquidation, dissolution or winding up, the holders of the Series A Preferred Stock then outstanding will be entitled to receive before any distribution or payment is made on any shares of the capital stock ranking junior as to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or the winding up of its affairs, payment in full in the amount of (i) $100 per share; and (ii) the accrued and unpaid dividends thereon (including, if applicable, dividends on such amount), whether or not declared, to the date of payment.
               Subject to certain exceptions, if all accrued, cumulated and unpaid dividends on the Series A Preferred Stock is not paid in full, the Company will not declare or pay any dividend on parity or junior stock (except in junior stock) or redeem, purchase or acquire any junior stock or parity stock.
               The Series A Preferred Stock has no voting rights, except as required by applicable Nevada law and except in certain limited circumstances. Whenever an amount equal to six full quarterly dividends are not paid or declared, the holders of the Series A

Preferred Stock (together with any holders of preferred stock with similar rights) have a right to elect two additional directors to our board.
               Prior to November 15, 2011, the Company may not redeem any shares of Series A Preferred Stock. On or after November 15, 2011, the Company may, at its option, redeem, in whole at any time or in part from time to time, the Series A Preferred Stock at the time outstanding, at a redemption price equal to the sum of (i) $110 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable, dividends on such amount), whether or not declared, to the redemption date. If any gaming authority requires that a holder or beneficial owner of the Series A Preferred Stock must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company or any of its subsidiaries under any applicable gaming laws, and the holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the gaming authority (or within such period that may be required by such gaming authority) or if such holder or beneficial owner is denied such license or qualification or found not to be suitable, the Company shall have the right, at its option, (1) to require such holder or beneficial owner to dispose of such holder’s or beneficial owner’s securities within 30 days of receipt of such finding by the applicable gaming authority (or such time as may be required by the applicable gaming authority) or (2) to call for the redemption of the securities of such holder or beneficial owner at a redemption price equal to (i) the lesser of (a) the price at which such holder or beneficial owner acquired the securities or (b) the fair market value of the securities as determined in good faith by the board of directors of the Company, together with, in each case, accrued and unpaid dividends to the earlier of the date of redemption or such earlier date as may be required by the gaming authority or the date of the finding of unsuitability by such gaming authority if so ordered by such gaming authority or (ii) such other price as may be ordered by the gaming authority.
               The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
               As more fully described in Section 3.03 of this Current Report on Form 8-K, on November 13, 2008, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations of 10% Cumulative Perpetual Preferred Stock, Series A, designating 10,446,300 of the Company’s previously authorized preferred stock as Series A Preferred Stock.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

1.1	Underwriting Agreement, dated as of November 10, 2008, between Las Vegas Sands Corp. and Goldman, Sachs & Co.

1.2	Note Conversion and Securities Purchase Agreement, dated as of November 10, 2008, between Las Vegas Sands Corp. and Dr. Miriam Adelson.

1.3	Amendment to Note Conversion and Securities Purchase Agreement between Las Vegas Sands Corp. and Dr. Miriam Adelson.

3.1	Certificate of Designations of 10% Cumulative Perpetual Preferred Stock, Series A.

10.1	Warrant Agreement, dated as of November 14, 2008, between Las Vegas Sands Corp. and U.S. Bank National Association.

10.2	Second Amended and Restated Registration Rights Agreement, dated as of November 14, 2008, by and among Las Vegas Sands Corp., Dr. Miriam Adelson and the other Adelson Holders (as defined therein) that are party to the agreement from time to time.

12.1	Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 2008.

99.1	Press Release, dated November 11, 2008.

99.2	Press Release, dated November 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: November 14, 2008

LAS VEGAS SANDS CORP.
By:	/s/ Scott D. Henry
Name:	Scott D. Henry
Title:	Senior Vice President—Finance

INDEX TO EXHIBITS
1.1	Underwriting Agreement, dated as of November 10, 2008, between Las Vegas Sands Corp. and Goldman, Sachs & Co.

1.2	Note Conversion and Securities Purchase Agreement, dated as of November 10, 2008, between Las Vegas Sands Corp. and Dr. Miriam Adelson.

1.3	Amendment to Note Conversion and Securities Purchase Agreement between Las Vegas Sands Corp. and Dr. Miriam Adelson.

3.1	Certificate of Designations of 10% Cumulative Perpetual Preferred Stock, Series A.

10.1	Warrant Agreement, dated as of November 14, 2008, between Las Vegas Sands Corp. and U.S. Bank National Association.

10.2	Second Amended and Restated Registration Rights Agreement, dated as of November 14, 2008, by and among Las Vegas Sands Corp., Dr. Miriam Adelson and the other Adelson Holders (as defined therein) that are party to the agreement from time to time.

12.1	Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 2008.

99.1	Press Release, dated November 11, 2008.

99.2	Press Release, dated November 14, 2008.